Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”) effective as of August 23, 2024 to the Employment Agreement, dated January 4, 2021, as amended December 7, 2022 (the “Employment Agreement”), by and between Scorpius Holdings, Inc. (the “Corporation”) and Jeffrey Wolf (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its President and Chief Executive Officer; and

WHEREAS, the Board has determined to pay a performance bonus to the executive officers of the Corporation as an incentive to increase new 2024 client bookings.

NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Amendment. Section 5 of the Employment Agreement is hereby amended by the addition of the following new section (c):

“(c) 2024 SPECIAL PERFORMANCE BONUS. The Company agrees to pay the Executive a bonus equal to: (i) 5% of the contract values of New Bookings through the first $6 million of New Bookings; and (ii) 2.5% of the contract values of New Bookings of $6 million or more. New Bookings shall be defined as the Corporation’s execution of definitive agreements with customers for the provision of new services on or after the date of this Amendment and prior to December 31, 2024.

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of North Carolina without regard to its choice or conflict of law principles and the parties agree to North Carolina as the exclusive venue for any disputes arising hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Employment Agreement to be duly executed as of the day and year first above written.

SCORPIUS HOLDINGS, INC.

By:	/s/ William Ostrander
Name:	William Ostrander
Title:	Chief Financial Officer

/s/ Jeffrey Wolf
Jeffrey Wolf